As filed with the Securities and Exchange Commission on May 8, 2007, Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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SIRIUS SATELLITE RADIO INC.
(Exact name of registrant as specified in its charter)

Delaware	52-170027
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(212) 584-5100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SIRIUS SATELLITE RADIO INC. 401(k) SAVINGS PLAN
(Full title of the Plan)

Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary
Sirius Satellite Radio Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020
(212) 584-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copies to:
Gary L. Sellers
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000
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CALCULATION OF REGISTRATION FEE

Title of each class	Amount to be	Proposed maximum	Proposed maximum	Amount of
of securities to be registered	Registered (1)	offering price per share (2)	aggregate offering price (2)	registration fee

Common Stock, par value $0.001	1,300,000	$2.93	$3,809,000	$116.94
per share

(1)

This amount represents a 1,300,000 share increase in the number of shares of common stock authorized for issuance under the Sirius Satellite Radio Inc. 401(k) Savings Plan. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminable number of shares of common stock that may be issuable pursuant to the anti-dilution provisions of the employee benefit plan described herein. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Pursuant to Rule 457(c) and Rule 457(h), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices for shares of the common stock on May 2, 2007, as reported in the NASDAQ Global Select Market.

INTRODUCTION

     This Registration Statement on Form S-8 is filed by Sirius Satellite Radio Inc., a Delaware corporation (the “Company”), to register an additional 1,300,000 shares of the Company’s common stock, par value of $0.001 per share and an indeterminate number of plan interests, issuable under the Sirius Satellite Radio Inc. 401(k) Savings Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the Company incorporates by reference into this Registration Statement the entire contents of its earlier Registration Statements on Form S-8, File Nos. 333-139214; 333-133277; 333-125118; 333-119479; 333-111221; 333-106020; 333-101515; 333-100083; 333-81914; 333-74752; 333-62818; 333-47954; and 333-65473 relating to the Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

1.	The Company's Annual Report on Form 10-K for the year ended December 31, 2006;

2.	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2005;

3.	The Company Current Reports on Form 8-K dated February 19, 2007; February 21, 2007; March 13, 2007; March 20, 2007; April 12, 2007 and May 1, 2007; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel

     Patrick L. Donnelly, Esq., whose legal opinion with respect to the securities registered hereunder is filed as Exhibit 5 hereto, is an employee of the Company and participates in the Plan and other benefit plans established by the Company.

Item 8. Exhibits

     For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

     The Company has submitted the Plan to the Internal Revenue Service (the “IRS”). The Company hereby undertakes to submit any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 8, 2007.

SIRIUS SATELLITE RADIO INC. 401(K)
SAVINGS PLAN

By: /s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President,
General Counsel and Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, his true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indcatied:

Signatures	Title	Date

/s/ Mel Karmazin	Chief Executive Officer (Principal	May 8, 2007
Mel Karmazin	Executive Officer) and Director

/s/ David J. Frear	Executive Vice President and	May 8, 2007
David J. Frear	Chief Financial Officer (Principal
Financial Officer)

/s/ Adrienne Calderone	Senior Vice President and	May 8, 2007
Adrienne Calderone	Corporate Controller (Principal
Accounting Officer)

Signatures	Title	Date

/s/ Joseph P. Clayton	Chairman of the Board of	May 8, 2007
Joseph P. Clayton	Directors

/s/ Leon D. Black	Director	May 8, 2007
Leon D. Black

/s/ Lawrence F. Gilberti	Director	May 8, 2007
Lawrence F. Gilberti

/s/ James P. Holden	Director	May 8, 2007
James P. Holden

/s/ Warren N. Lieberfarb_	Director	May 8, 2007
Warren N. Lieberfarb

/s/ Michael J. McGuiness	Director	May 8, 2007
Michael J. McGuiness

/s/ James F. Mooney	Director	May 8, 2007
James F. Mooney

INDEX TO EXHIBITS

Exhibit
No.

4.1	Amended and Restated Certificate of Incorporation
(incorporated by reference to Exhibit 3.1 to the Company’s
Annual Report on Form 10-K for the year ended December
31, 2002).

4.2	Amended and Restated By-laws (incorporated by reference
to Exhibit 3.2 to the Company’s Quarterly Report on Form
10-Q for the period ended September 30, 2001).

5	Opinion of Patrick L. Donnelly, Esq., Executive Vice
President, General Counsel and Secretary of the Company.

23.1	Consent of Patrick L. Donnelly, Esq., Executive Vice
President, General Counsel and Secretary of the Company
(included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included as part of the signature pages to this Registration Statement).